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                                                                      Exhibit 21
                                                                      ----------

                            List of Subsidiaries of
                            ------------------------

                  Trump Hotels & Casino Resorts Holdings, L.P.
                  --------------------------------------------


Name of Subsidiary                       State of Organization/Incorporation
------------------                       -----------------------------------

Trump Hotels & Casino
 Resorts Funding, Inc.                   Delaware

Trump Atlantic City Holding, Inc.        Delaware

Trump Atlantic City Funding, Inc.        Delaware

Trump Atlantic City Associates           New Jersey

Trump Casino Services, L.L.C.            New Jersey

Trump Communications, L.L.C.             New Jersey

Trump Taj Mahal Associates               New Jersey

Trump Atlantic City Corporation          Delaware

Trump Plaza Associates                   New Jersey

THCR Enterprises, Inc.                   Delaware

THCR Enterprises, L.L.C.                 New Jersey

Trump Indiana, Inc.                      Delaware

Trump's Castle Associates, L.P.          New Jersey

Trump's Castle Funding, Inc.             New Jersey

Trump's Castle Hotel & Casino, Inc.      New Jersey


                            List of Subsidiaries of
                            ------------------------

                  Trump Hotels & Casino Resorts Funding, Inc.
                  -------------------------------------------

None.